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                                                                      EXHIBIT 12



                 BRIGGS & STRATTON CORPORATION AND SUBISIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (Dollars in thousands)


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                                                                             Six Months Ended
                                                                     ----------------------------------
                                                                      December 31,       December 26,
                                                                          2000               1999
                                                                     ---------------    ---------------

Net income                                                            $      13,624       $     66,847

Add:

      Interest                                                               12,885              8,335

      Income tax expense and other taxes on income                            8,000             39,250

      Fixed charges of unconsolidated subsidiaries                                -                 71
                                                                      -------------       ------------
                Earnings as defined                                   $      34,509       $    114,503
                                                                      =============       ============


Interest                                                              $      12,885       $      8,335

Fixed charges of unconsolidated subsidiaries                                      -                 71
                                                                      -------------       ------------

                  Fixed charges as defined                            $      12,885       $      8,406
                                                                      =============       ============


Ratio of earnings to fixed charges                                             2.68 x            13.62 x
                                                                      =============       ============


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